Exhibit 4.1

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of  November 1, 2007 by and among (i) EnerNOC, Inc., a Delaware corporation (the “Company”); (ii) the individuals and entities listed under the heading “Investors” on the signature pages hereto; (iii) the Founders; and (iv) each person who shall, after the date hereof, join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form set forth on Schedule I hereto (collectively, the “Investors”).

WHEREAS, the Company entered into that certain Investors Rights Agreement dated June 17, 2003 (the “Original Agreement”) with certain of the Investors listed under the heading “Investors” on the signature pages thereto (the “Original Stockholders”);

WHEREAS, those Investors holding shares of the Company’s Series A Convertible Preferred Stock, $.001 par value (the “Series A Preferred Stock”) subsequently acquired shares of the Company’s Series A-1 Convertible Preferred Stock, $.001 par value (“Series A-1 Preferred Stock”);

WHEREAS, the Company entered into that certain Amended and Restated Investor Rights Agreement dated January 11, 2005 with the Original Stockholders, the Investors holding shares of Series A-1 Preferred Stock and the Investors holding shares of the Company’s Series B Convertible Preferred Stock, $.001 par value (“Series B Preferred Stock”);

WHEREAS, the Company entered into that certain Second Amended and Restated Investor Rights Agreement dated May 16, 2006 with the Original Stockholders and the Investors holding shares of Series A-1 Preferred Stock, the Investors holding shares of Series B Preferred Stock and the Investors holding shares of the Company’s Series B-1 Convertible Preferred Stock, $.001 par value (“Series B-1 Preferred Stock”);

WHEREAS, the Company entered into that certain Third Amended and Restated Investor Rights Agreement dated December 29, 2006 with the Original Stockholders and the Investors holding shares of Series A-1 Preferred Stock, the Investors holding shares of Series B Preferred Stock, the Investors holding shares of Series B Preferred Stock and the Investors holding shares of the Company’s Series C Convertible Preferred Stock, $.001 par value (“Series C Preferred Stock”);

WHEREAS, the Company entered into that certain Fourth Amended and Restated Investor Rights Agreement dated May 11, 2007 (the “Restated Agreement”) with the Original Stockholders and the Investors holding shares of Series A-1 Preferred Stock, the Investors holding shares of Series B Preferred Stock, the Investors holding shares of Series B-1 Preferred Stock, the Investors holding shares of the Company’s Series C Convertible Preferred Stock, $.001 par value (“Series C Preferred Stock”) and the Founders;

WHEREAS, pursuant to Section 6.4 of the Restated Agreement, the Company and the requisite number of Major Investors desire to amend and restate the Restated Agreement in order to, among other things, designate stockholders who have registration rights in the Company’s Second Public Offering (as defined herein); and

WHEREAS, the Company and the Investors desire to provide for certain arrangements with respect to, among other things the registration of shares of capital stock of the Company under the Securities Act of 1933.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Board of Directors” shall mean the board of directors of the Company as constituted from time to time.

“Braemar” shall mean Braemar Energy Ventures, LP.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

“DFJ-NE” shall mean Draper Fisher Jurvetson New England Fund I, L.P.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Foundation Capital” shall mean Foundation Capital IV, L.P., FC IV Active Advisors, LLC and Foundation Capital IV Principals Fund, LLC.

“Founders” shall mean David B. Brewster and Timothy G. Healy.

“Initial Public Offering” shall mean the initial public offering of the Company’s Common Stock in which (i) the market capitalization of the Company is at least $50,000,000 and (ii) the aggregate gross proceeds (before deduction of underwriting discounts and registration expenses) from such offering to the Company are at least $10,000,000 pursuant to an effective registration under the Securities Act covering the offer and sale of the Common Stock.

“Major Investor” shall mean any Investor which holds at least 500,000 shares of Preferred Stock, appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like.

“Material Adverse Effect (Change)” shall mean a material adverse effect (change) in the business, operations, affairs, or condition (financial or otherwise) of the Company.

“Overallotment Shares” has the meaning specified in Section 2.14(d) hereof.

“Person” or “Persons” shall mean an individual, corporation, partnership, joint venture, trust, limited liability company, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Shares” shall mean the shares of Series C Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series A-1 Preferred Stock and Series A Preferred Stock.

“Preferred Stock” shall mean the Company’s Preferred Stock, par value $.001 per share, and each series thereof.

“Registration Expenses” shall mean the expenses so described in Section 2.8.

“Restricted Stock” shall mean the Conversion Shares, excluding Conversion Shares which have been (a) included in a transaction registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act; and, for purposes of Sections 2.7, 2.8 and 2.9 only, any shares of Common Stock held by the Specified Officers that are included in the Second Public Offering.

“Second Public Offering” shall mean the first fully underwritten, firm commitment public offering following the Initial Public Offering, pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which (i) the market capitalization of the Company is at least $50,000,000 and (ii) the aggregate gross proceeds (before deduction of underwriting discounts and registration expenses) from such offering to the Company are at least $10,000,000.

“Second Public Offering Registration Statement” has the meaning specified in Section 2.14(a) hereof.

“Securities Act” shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 2.8.

“Specified Officers” means Timothy Healy, David Brewster, Neal Isaacson, David Samuels, Gregg Dixon and Terry Sick.

 “Subsidiary” or “Subsidiaries” shall mean any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

ARTICLE II
RESTRICTIONS ON TRANSFER AND REGISTRATION RIGHTS

2.1           Restrictive Legend.  Each certificate representing Preferred Shares, Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws.  These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

2.2           Notice of Proposed Transfer.  Prior to any proposed transfer of any Preferred Shares, Conversion Shares or Restricted Stock (other than under the circumstances described in Section 2.3, 2.4, 2.5 or 2.6), the holder thereof shall give written notice to the Company of its intention to effect such transfer.  Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively) or to an affiliated corporation (in the case of a transferor that is a corporation); provided, further, however, that any transferee shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof.  Each certificate for Preferred Shares, Conversion Shares or Restricted Stock transferred as above provided shall bear the legend set forth in Section 2.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.  The restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legend prescribed by Section 2.1 in accordance with the provisions of that Section.

2.3           Initial Public Offering.  If the Company at any time proposes its Initial Public Offering, it will give notice to the Founders of its intention to do so.  Upon the written request of any Founder to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Founder of such Restricted Stock so registered. The number of shares of Restricted Stock to be included in the Initial Public Offering may be reduced (pro rata among the requesting Founders based upon the number of shares of Restricted Stock owned by the Founders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or the Founders.  For purposes of this Section 2.3 and Sections 2.4, 2.5, 2.6, 6.1 and 6.4, the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Stock; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, further, however, that, in any underwritten public offering contemplated by this Section 2.3 or Sections 2.4, 2.5 and 2.6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion or exercise and conversion, as applicable, thereof.

2.4           Required Registration.

(a)           At any time after the earlier of (i) six (6) years from the first day on which any shares of Preferred Stock are outstanding or (ii) one year after the Initial Public Offering, the holders of Restricted Stock constituting at least 20% in interest of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act at least 20% of the shares of Restricted Stock held by such requesting holder or holders (or any lesser percentage if the anticipated gross receipts by such holders of Restricted Stock from the proposed registration exceed $2,000,000) for sale in the manner specified in such notice.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.4 within 180 days after the effective date of the first registration statement on Form S-1 filed by the Company.  If the offering is to be underwritten, the initiating holders shall select the underwriters and the managing underwriters (subject to the consent of the Company, which consent will not be unreasonably withheld).

(b)           Following receipt of any notice under this Section 2.4, the Company shall immediately (subject to any lock-up agreement the Company has in connection with the Second Public Offering) notify all holders of Restricted Stock and Preferred Shares from whom notice has not been received and such holders shall then be entitled within 15 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock.  The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 15 days after the giving of such notice by the Company).  The Company shall be obligated to register Restricted Stock pursuant to this Section 2.4 on two occasions only (except for registrations on Form S-3 or any equivalent successor form); provided, however, that such obligation shall be deemed satisfied with respect to each such occasion only when a registration statement covering seventy-five percent (75%) of the shares of

Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of Restricted Stock and Preferred Shares (other than as a result of a Material Adverse Change) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (including shares sold pursuant to the underwriters’ over-allotment option).

(c)           The Company shall be entitled to include in any registration statement referred to in this Section 2.4 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold.  Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 2.4 until the completion of the period of distribution of the registration contemplated thereby.

(d)           If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, shares to be sold by the holders of Restricted Stock, if any, shall be excluded only after any shares to be sold by the Company have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Restricted Stock.

2.5           Incidental Registration.  If the Company at any time after the Second Public Offering (other than pursuant to Sections 2.4 or 2.6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do.  Upon the written request of any such holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered.  In the event that any registration pursuant to this Section 2.5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided, further, however, that in no event may less than twenty percent (20%) of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted

Stock unless the underwriting is in connection with the Company’s initial public offering and the managing underwriter shall in good faith advise the holders proposing to distribute their securities through such underwriting that such level of participation would, in its opinion, materially adversely affect the offering price or its ability to complete the offering and shall specify the number of shares of Restricted Stock which, in its opinion, can be included in the registration and underwriting without such an effect.

2.6           Registration on Form S-3.  If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders and the reasonably anticipated aggregate price to the public of such shares of Restricted Stock equals or exceeds $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice.  Whenever the Company is required by this Section 2.6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2.4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.6; and provided, further, however, that the requirements contained in the first sentence of Section 2.4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section  2.6.

Notwithstanding anything to the contrary in this Section 2.6, the Company shall not be required to effect more than two registrations pursuant to this Section 2.6 in any 12 month period.

2.7           Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.3, 2.4, 2.5, 2.6 or 2.14 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d)           use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)            provide a transfer agent and registrar for all such Restricted Stock, not later than the effective date of such registration statement;

(g)           immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)           if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:  (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(i)            make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.  The rights granted pursuant to this subsection (i) may not be assigned or otherwise conveyed by such person or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Board of Directors; and provided, further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, affiliate, partner or group member of such person;

(j)            advise each selling holder of Restricted Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)           cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

(l)            permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

For purposes of Sections 2.7(a) and 2.7(b) and of Section 2.4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 2.3, 2.4, 2.5, 2.6 or 2.14 covering an underwritten public offering, the Company and each seller of securities in such offering agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

2.8           Expenses.  All expenses incurred by the Company in complying with Sections 2.3, 2.4, 2.5, 2.6 and 2.14, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one special counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses.”  All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Sections 2.3, 2.4, 2.5, 2.6 or 2.14; provided, however, that if a registration statement is withdrawn at the request of the participating holders of Restricted Stock (other than as a result of a Material Adverse Change), such Registration Expenses shall be borne by the participating holders of Restricted Stock who made such withdrawal requests in proportion to the number of shares of Restricted Stock proposed to be sold by each.  All Selling Expenses in connection with each registration statement under Sections 2.3, 2.4, 2.5, 2.6 or 2.14 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

2.9           Indemnification and Contribution.

(a)           In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2.3, 2.4, 2.5, 2.6 or 2.14, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections  2.3, 2.4, 2.5, 2.6 or 2.14, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2.3, 2.4, 2.5, 2.6 or 2.14, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections  2.3, 2.4, 2.5, 2.6 or 2.14, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and, provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.9 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.10         Changes in Common Stock or Preferred Stock.  If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

2.11         Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

2.12         Suspension of Registration Rights.  Notwithstanding the provisions of Section 2.4, the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 120 days (in the case of a registration statement on Form S-1) or 90 days (in the case of a registration statement on Form S-3) in any 12-month period if the Company shall furnish to the Investors requesting such registration a certificate signed by the President of the Company stating either (i) that in the good faith judgment of the Company it would likely be detrimental to the Company or its stockholders (whether due to a potential adverse effect on a pending transaction or otherwise) for a registration statement to be filed in the near future or (ii) that there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

2.13         No More Favorable “Piggy-Back” Registration Rights.  The Company shall not grant to any third party any “piggy-back” registration rights of the type set forth in Section 2.5 that are more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect without the prior written consent of at least sixty-six and two-thirds percent (66 2/3%) in interest of the Preferred Stock held by Major Investors.

2.14         Second Public Offering.

(a)           If the Company at any time proposes its Second Public Offering, it will give written notice to all holders of outstanding Restricted Stock of its intention so to do.  Upon the written request of any such holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use, subject to the thresholds specified in Section 2.14(b) and (c) below, its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company (the “Second Public Offering Registration Statement”), all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered; subject to the terms set forth in this Section 2.14.

(b)           The Second Public Offering Registration Statement shall cover no less than (i) 800,000 shares to be issued by the Company, (ii) 2,100,000 shares to be sold by the holders of Restricted Stock, (iii) 600,000 shares to be sold by the Specified Officers (or such lesser amount as is specified by the Company, after consultation with the lead underwriter in the underwritten offering pursuant to such registration statement), (iv) 500,000 shares to be sold by other stockholders specified by the Company (or such lesser amount as is specified by the Company, after consultation with such lead underwriter) and (v) an amount equal to 15% of the sum of the number of shares to be included in the Second Public Offering Registration Statement

pursuant to clauses (i) through (iv) of this Section 2.14(b), which amount shall constitute Overallotment Shares.

(c)           The number of shares of Restricted Stock to be included for sale in an underwritten offering made pursuant to the prospectus included in the Second Public Offering Registration Statement may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) to a minimum of 2,100,000 shares to the extent the Company specifies, after consultation with the lead underwriter in such offering.  To the extent that more than 4,000,000 shares are proposed to be offered for sale pursuant to such prospectus (without giving effect to any exercise of the underwriters’ overallotment option), the shares proposed to be offered for sale in excess of 4,000,000 shall be allocated for sale by the holders of Restricted Stock who requested to have shares of Restricted Stock included in the Registration Statement pursuant hereto (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders).

(d)           The Registration Statement shall also register shares to be offered to the underwriters pursuant to an overallotment option to be granted to the underwriters (the “Overallotment Shares”).  The shares specified in Section 2.14(c) shall be deemed not to include the Overallotment Shares.  Up to 200,000 shares of common stock may be offered by the Company to the underwriters of the offering made pursuant to the Second Public Offering Registration Statement to cover the first portion any request by such underwriters for Overallotment Shares.  Any additional Overallotment Shares shall be allocated for sale to such underwriters by the holders of Restricted Stock (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders).

(e)           If the Company at any time proposes its Second Public Offering, it will give notice to the Specified Officers of its intention to do so.  Upon the written request of any Specified Officer to register any of Common Stock held by such Specified Officer, the Company will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, up to amounts the Company specifies, after consultation with the lead underwriter in the underwritten offering pursuant to the Second Public Offering Registration Statement, in each case, subject to the terms of this Section 2.14.

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
[INTENTIONALLY OMITTED]

ARTICLE V
[INTENTIONALLY OMITTED]

ARTICLE VI
MISCELLANEOUS

6.1           Binding Effect.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Preferred Shares, Conversion Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares, Conversion Shares or Restricted Stock if the Company is given written notice thereof and either: (i) there is transferred to such transferee all of the shares (but in any event at least 100,000 shares) of Restricted Stock originally issued pursuant to the Purchase Agreement to the direct or indirect transferor of such transferee or (ii) such transferee is a limited or general partner, stockholder, member, unitholder or affiliate of a party hereto or any beneficial owner of any interest in a party hereto and such transferee agrees in writing the Company to take action under this Agreement through a single representative.

6.2           Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested or via overnight courier, or sent by telecopier or telex, addressed as follows:

if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

if to any subsequent holder of Preferred Shares, Conversion Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Conversion Shares or Restricted Stock) or to the holders of Preferred Shares, Conversion Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

6.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

6.4           Amendment and Waiver.  Except as otherwise expressly set forth herein, this Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) in interest of the Restricted Stock held by the Major Investors.  Additionally, Sections 2.7, 2.8 or 2.9 may not be amended, modified or waived without the written consent of at least two-thirds of the Specified Officers and Section 2.14 may not be amended, modified or waived without the written consent of at least two-thirds of the Specified Officers.

6.5           Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signatures.

6.6           Termination of Registration Rights.  The obligations of the Company to register shares of Restricted Stock under Sections 2.4, 2.5, 2.6 or 2.14 shall terminate on the later of (1) fifth anniversary of the date of the Initial Public Offering; or (ii) the date all holders of Restricted Stock can sell all of their Restricted Stock within a three month period pursuant to Rule 144 under the Securities Act.

6.7           Lock-Up.  Each holder of Restricted Stock agrees not to (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any interest in shares of Restricted Stock or other shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation any shares of Common Stock that such holder then holds or thereafter acquires the power of disposition over) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Restricted Stock, whether any such swap transaction is to be settled by delivery of the Restricted Stock or other securities, in cash or otherwise, whether in privately negotiated or open market transactions, without the consent of the managing underwriters during the 180-day period following the effective date of a registration statement filed in connection with the Company’s Initial Public Offering under the Securities Act, and to enter into a separate written agreement with the managing underwriters of such registration to such effect in form and substance satisfactory to the Company and such underwriters; provided, that each executive officer, director and beneficial or record holder of at least two percent (2%) of the outstanding equity securities of the Company are also required to execute such an agreement.  The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day period.

6.8           Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

6.9           Section Headings; Pronouns.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular forms of nouns and pronouns shall include the plural, and vice versa.

6.10         Confidentiality.  Each Investor agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Investor pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder (“Confidential Information”), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 6.10 by such Investor); provided, however, that an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 6.10, (iii) to any affiliate of such Investor or to a partner, stockholder, employee or subsidiary of such Investor, provided that such affiliate agrees in writing to be bounds by the provisions of this Section 6.10, or (iv) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure; and, provided, further, however, that Confidential Information shall not include information related to the tax treatment or tax structure of the transactions contemplated herein.  For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Investor Rights Agreement to be executed as an instrument under seal of the date first above written.

ENERNOC, INC.

By:	/s/ Timothy Healy
Name:	Timothy Healy
Title:	Chief Executive Officer

INVESTORS:

FOUNDATION CAPITAL IV, L.P.

By Foundation Capital Management Co. IV, LLC

By:	/s/ Adam Grosser
Name:	Adam Grosser
Title:	Manager

FOUNDATION CAPITAL IV PRINCIPALS FUND, LLC

By Foundation Capital Management Co. IV, LLC

By:	/s/ Adam Grosser
Name:	Adam Grosser
Title:	Manager

FC IV ACTIVE ADVISORS, LLC

By Foundation Capital Management Co. IV, LLC

By:	/s/ Adam Grosser
Name:	Adam Grosser
Title:	Manager

DRAPER FISHER JURVETSON NEW ENGLAND FUND I (SBIC), L.P.

By:	/s/ Scott M. Johnson
Name:	Scott M. Johnson
Title:	Manager and Member of General Partner

DRAPER FISHER JURVETSON FUND VI, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VI, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	General Partner

BRAEMAR ENERGY VENTURES, LP

By:	/s/ William D. Lese
Name:	William D. Lese
Title:	Managing Director

William Hart

Philip Giudice

Michael Horvath

FOUNDERS:

/s/ Timothy G. Healy
Timothy G. Healy

/s/ David B. Brewster
David B. Brewster

SCHEDULE I

ENERNOC, INC.

INSTRUMENT OF ACCESSION

The undersigned,                                  , hereby agrees to become party to and bound by that certain Fifth Amended and Restated Investor Rights Agreement dated as of  November   , 2007 by and among EnerNOC, Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company.  This Instrument of Accession shall take effect and shall become an integral part of the said Investor Rights Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the Commonwealth of Massachusetts, as of the date below written.

Signature:

(Print Name)
Address:
Date:

Accepted:

ENERNOC, INC.

By:
Name:
Title:
Date:

4180214v.1